Exhibit 4.4

BLONDER TONGUE LABORATORIES, INC.

2016 DIRECTOR EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1           GENERAL. The purpose of this Blonder Tongue Laboratories, Inc. 2016 Director Equity Incentive Plan (the “Plan”) is to promote the success and enhance the value of Blonder Tongue Laboratories, Inc. (the “Company”) by linking the personal interests of non-employee directors of the Company to those of Company stockholders and by providing such individuals with an incentive for outstanding performance in order to generate superior returns to stockholders of the Company. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of non-employee directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2
EFFECTIVE DATE AND TERM

2.1           EFFECTIVE DATE. The Plan will be effective as of February 4, 2016 (the “Effective Date”).

2.2           TERM. Unless sooner terminated by the Board, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, and no Awards may be granted under the Plan thereafter. The termination of the Plan shall not affect any Award that is outstanding on the termination date, without the consent of the Participant.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

3.1           DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)          “Award” means any Option, Stock Appreciation Right, Restricted Stock Award or Unrestricted Stock Award granted to a Participant under the Plan.

(b)          “Award Agreement” means a writing, in such form as the Board in its discretion shall prescribe, evidencing an Award.

(c)          “Board” means the Board of Directors of the Company.

(d)          “Code” means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

(e)          “Eligible Director” means any person who is a member of the Board and neither is currently, nor within the past six (6) months was, employed by the Company or any subsidiary of the Company.

(f)          “Fair Market Value” means, with respect to a share of Stock as of any given date, (i) if the Stock is traded on the over-the-counter market, the mean average of the bid and the asked prices for the Stock at the close of trading on that date, or if that day is not a trading day on the trading day immediately preceding such day; (ii) if the Stock is listed on a national securities exchange, the mean average of the high and low selling prices of the Stock on the composite tape on that date, or if that day in not a trading day on the trading day immediately preceding such given date; and (iii) if the Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Board, in good faith, shall determine.

(g)          “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods.

(h)         “Participant” means a person who has been granted an Award under the Plan.

(i)          “Plan” means the Blonder Tongue Laboratories, Inc. 2005 Director Equity Incentive Plan as set forth herein.

(j)          “Restricted Stock Award” means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

(k)          “Stock” means the common stock of Blonder Tongue Laboratories, Inc. and such other securities which may be substituted for Stock pursuant to Article 11.

(l)          “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(m)          “Stock Award” means a Restricted Stock Award or an Unrestricted Stock Award.

(n)          “Unrestricted Stock Award” means Stock granted to a Participant under Article 9 that is not subject to restrictions or a risk of forfeiture.

ARTICLE 4
ADMINISTRATION

4.1           GENERAL. The Plan shall be administered by the Board. Subject to any specific designation in the Plan, the Board has the exclusive power, authority and discretion to:

(a)          Designate Participants to receive Awards;

(b)          Determine the type or types of Awards to be granted to each Participant;

(c)          Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d)          Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Board in its sole discretion determines;

(e)          Amend, modify, or terminate any outstanding Award (including re-pricing), with the Participant’s consent unless the Board has the authority to amend, modify, or terminate an Award without the Participant’s consent under any other provision of the Plan.

(f)          Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)          Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h)          Decide all other matters that must be determined in connection with an Award;

(i)           Establish, adopt, revise, amend or rescind any guidelines, rules and regulations as it may deem necessary or advisable to administer the Plan; and

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(j)          Interpret the terms of, and rule on any matter arising under, the Plan or any Award Agreement;

(k)          Make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan; and

(l)           Retain counsel, accountants and other consultants to aid in exercising its powers and carrying out its duties under the Plan.

4.2           DECISIONS BINDING. The Board’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties and any other persons claiming an interest in any Award or under the Plan.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1           NUMBER OF SHARES. Four hundred thousand (400,000) shares of Stock shall be available for Awards on and after the Effective Date; provided, however, each Award shall be conditioned upon the approval of the Plan by the stockholders of the Company. The number of shares set forth in this Section 5.1 shall be subject to adjustment as provided in Section 11.1.

5.2           LAPSED AWARDS. To the extent that an Award terminates, is cancelled, expires, lapses or is forfeited for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

5.3           STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

6.1           ELIGIBILITY. Persons eligible to participate in this Plan include all Eligible Directors.

6.2           ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Board may, from time to time, select from among all eligible individuals those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan.

ARTICLE 7
STOCK OPTIONS

7.1           GENERAL. The Board is authorized to grant Options to Participants on the following terms and conditions:

(a)          EXERCISE PRICE. The exercise price per share of Stock under an Option shall be not less than the Fair Market Value as of the date of grant.

(b)          TERM OF OPTION. No Option shall be exercisable after the date that is 10 years from the date it is granted.

(c)          TIME AND CONDITIONS OF EXERCISE. Except as provided herein, the Board shall determine the time or times at which an Option may be exercised in whole or in part. The Board shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

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(d)          PAYMENT. An Option shall be exercised by giving a written notice to the Company stating the number of shares of Stock with respect to which the Option is being exercised and containing such other information as the Board may require and by tendering payment therefore with a cashier's check or certified check. In addition, if the Award Agreement with respect to an Option so provides, or upon exercise of discretion by the Board in accordance with the terms of the Award Agreement, the Participant may pay the exercise price by (i) to the extent permitted by applicable law, delivering the Participant’s note payable to the Company over such period of time, at such rate of interest and in form and substance satisfactory to the Board, (ii) transferring shares of Stock previously acquired by the Participant, (iii) directing the Company to withhold that number of shares of Stock acquired upon exercise having an aggregate Fair Market Value as of the date of exercise equal to the Option’s exercise price, or the applicable portion of the Option’s exercise price if the Option is not exercised in full, (iv) an open market broker-assisted sale transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (v) a combination of the methods described above, or (vi) such other method as may be approved by the Board and set forth in the Award Agreement.

(e)          EVIDENCE OF GRANT. All Options shall be evidenced by an Award Agreement. The Award Agreement shall include such additional provisions as may be specified by the Board.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1           GRANT OF SARs. The Board is authorized to grant SARs to Participants on the following terms and conditions:

(a)          RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1)         The Fair Market Value of a share of Stock on the date of exercise; over

(2)         The grant price of the Stock Appreciation Right as determined by the Board, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(b)          OTHER TERMS. All such Awards shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Board at the time of the grant of the Award and shall be reflected in the Award Agreement.

ARTICLE 9
STOCK AWARDS

9.1           GRANT OF STOCK. The Board is authorized to grant Unrestricted Stock Awards and Restricted Stock Awards to Participants in such amounts and subject to such terms and conditions as determined by the Board. All such Awards shall be evidenced by an Award Agreement.

9.2           ISSUANCE AND RESTRICTIONS. An Unrestricted Stock Award may provide for a transfer of shares of Stock to a Participant at the time the Award is granted, or it may provide for a deferred transfer of shares of Stock subject to conditions prescribed by the Board. Restricted Stock Awards shall be subject to such restrictions on transferability and risks of forfeiture as the Board may impose. These restrictions and risks may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board determines at the time of the grant of the Award or thereafter.

9.3           FORFEITURE. Except as otherwise determined by the Board at the time of the grant of the Award or thereafter, upon termination of service as a Member of the Board during the applicable restriction period, Stock subject to a Restricted Stock Award that is at that time subject to restrictions shall be forfeited, provided, however, that the Board may provide in any Restricted Stock Award that restrictions or forfeiture conditions relating to the Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part restrictions or forfeiture conditions relating to the Stock.

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9.4           CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock Awards granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing shares of Stock subject to Restricted Stock Awards are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 10
PROVISIONS APPLICABLE TO ALL AWARDS

10.1         STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Board, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2         EXCHANGE PROVISIONS. The Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Board determines and communicates to the Participant at the time the offer is made.

10.3         TERM OF AWARD. The term of each Award shall be for the period as determined by the Board.

10.4         LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company; provided, however, that the foregoing shall not be deemed to imply any obligation of the Company to lend against or accept a lien or pledge of any Award for any reason. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution, except that the Board, in its discretion, may permit a Participant to make a gratuitous transfer of an Award to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals. Awards so transferred may thereafter be transferred only to the Participant who originally received the Award or to an individual or trust to whom the Participant could have initially transferred the Award pursuant to this Section 10.4.

10.5         BENEFICIARIES. Notwithstanding Section 10.4, a Participant may, if and to the extent, and in such manner as may be determined by the Board from time to time, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award applicable to the Participant, except to the extent the Plan and Award otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, if a Participant is entitled to designate a beneficiary, a beneficiary designation may be changed or revoked by a Participant at any time in accordance with any procedures or conditions established by the Board from time to time, provided the change or revocation is filed with the Board.

10.6         STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise or vesting of any Awards, as the case may be, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded as well as the terms of this Plan and any other terms, conditions or restrictions that may be applicable. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

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10.7         COMPLIANCE WITH SECTION 409A. The terms of all Awards granted under the Plan shall comply with the requirements of Section 409A of the Code, to the extent subject to Section 409A.

10.8         ClawbackS.   Notwithstanding anything to the contrary under the Plan, any Award and any Stock or other consideration granted pursuant to any Award under the Plan shall be subject to the Company’s ability to recoup or recover any such Award, Stock or other consideration previously granted pursuant to (i) any compensation recovery or recoupment policy (i.e., clawback policy) to be adopted by the Company from time to time in the future (regardless of whether adopted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise), or (ii) any other applicable law, regulation or stock exchange rule, including without limitation, Section 304 of the Sarbanes-Oxley Act of 2002.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

11.1         GENERAL.

(a)          SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Board may grant Awards shall be appropriately adjusted. In the event of any change in the number of shares of Stock outstanding by reason of any other event or transaction, the Board may, but need not, make such adjustments in the number and class of shares of Stock with respect to which Awards may be granted as the Board may deem appropriate.

(b)          OUTSTANDING AWARDS – INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Board shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

(c)          OUTSTANDING AWARDS – CERTAIN MERGERS. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

(d)          OUTSTANDING AWARDS – CERTAIN OTHER TRANSACTIONS. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company's assets, (iii) a merger or consolidation involving the Company in which the Company is not the surviving corporation or (iv) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation and/or other property, including cash, the Board shall, in its absolute discretion, have the power to cancel, effective immediately prior to the occurrence of such event, each Award outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Award was granted an amount in cash, for each share of Stock subject to such Award, respectively, equal to the excess of (A) the value, as determined by the Board in its absolute discretion, of the property (including cash) received by the holder of a share of Stock as a result of such event over (B) the exercise price (if any) of such Award.

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(e)          OUTSTANDING AWARDS – OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article, the Board may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Board may consider appropriate to prevent dilution or enlargement of rights.

(f)          NO ADDITIONAL STOCKHOLDER APPROVAL REQUIRED IN CERTAIN CASES. Except to the extent required by applicable law or stock exchange rules, no adjustment in the number of shares subject to outstanding Awards, and no adjustment in the number of shares available for grant under this Plan, shall require additional stockholder approval, and all such future adjustments shall be deemed approved by the approval of this Plan, to the extent that such adjustment, whether automatic or discretionary, is proportional to and accompanies an equivalent adjustment in the number of shares held by the Company’s stockholders.

(g)          NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 12
AMENDMENT, MODIFICATION, AND TERMINATION

12.1         AMENDMENT, MODIFICATION, AND TERMINATION. At any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that the Board shall not, without the approval of stockholders, make any amendment which would (i) increase the maximum number of shares of Stock for which Awards may be granted under the Plan, (ii) extend the term of the Plan, or (iii) amend the requirements as to the employees eligible to receive Awards; and further provided that no other amendment shall be made without stockholder approval to the extent stockholder approval is necessary to comply with any applicable law, regulations or stock exchange rule.

12.2         AWARDS PREVIOUSLY GRANTED. Except as otherwise provided in the Plan, including without limitation, the provisions of Section 10.8 and Article 11, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 13
GENERAL PROVISIONS

13.1         NO RIGHTS TO AWARDS. No employee or other person shall have any claim to be granted any Award under the Plan, and neither the Company nor the Board is obligated to treat Participants and other persons uniformly.

13.2         NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award. If stockholder approval of the Plan (or an amendment to the Plan) is required by applicable law, regulation or stock exchange rule, Awards may be granted under the Plan prior to such stockholder approval, provided these Awards are subject to the Company receiving the requisite stockholder approval and no shares of Stock can be issued under these Awards (e.g., a Participant cannot exercise an Option) until after the requisite stockholder approval has been obtained.

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13.3         WITHHOLDING. The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required by law to be withheld with respect to any taxable event arising as a result of this Plan. A Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the settlement of any Award, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations.

13.4         NO RIGHT TO DIRECTOR STATUS. Neither the Plan, nor the granting of an Award hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or undertaking, express or implied, that the Company retain an Eligible Director for any period of time, or at any particular rate of compensation, or with any other benefits whatsoever.

13.5         INDEMNIFICATION. To the extent allowable under applicable law, each member of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.6         FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

13.7         GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

13.8         REPRICINGS. Notwithstanding anything in the Plan to the contrary, the Board may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the stockholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in Section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.

13.9         GOVERNING LAW. The Plan and the terms of all Awards shall be construed in accordance with and governed by the laws of the State of New Jersey without regard to rules of choice of law or conflict of laws, except to the extent such laws may be pre-empted by the federal laws of the United States of America.

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